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99.1  Certifications Pursuant to 18 U.S.C. 1350, as Adopted Pursuant to Section
      906 of the Sarbanes Oxley Act of 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of Chapter 63 of Title 18 of the United States Code, in his capacity as an officer of CarMax, Inc. ("CarMax"), that, to his knowledge, the Form 10-K for the period ended February 28, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of CarMax.

Dated: May 29, 2003                           By: /s/ Austin Ligon
                                                  --------------------------
                                                  Austin Ligon
                                                  Chief Executive Officer

Dated: May 29, 2003                           By: /s/ Keith D. Browning
                                                  ----------------------------
                                                  Keith D. Browning
                                                  Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to CarMax, Inc. and will be retained by CarMax, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.